Exhibit 99
Silicon Labs Reports Third Quarter 2026 Results
Wireless IoT leader delivers $251 million in revenue and strong earnings growth
AUSTIN, Texas – November 10, 2026 – Silicon Labs (NASDAQ: SLAB), the leading innovator in low-power wireless, reported financial results for the third quarter, which ended October 3, 2026.
“We delivered strong third-quarter results, with revenue up 10% sequentially, underpinned by broad-based growth across many end applications and another record quarter for medical revenue as known customer ramps continued,” said Matt Johnson, President and Chief Executive Officer. “Earnings significantly outpaced revenue growth, a result of strong operational execution by the team. Looking ahead, our current backlog and design-win ramps position us for continued revenue growth and meaningful earnings expansion.”
Third Quarter Financial Highlights
•Revenue was $251 million, up 22% year-over-year
•Industrial & Commercial revenue was $141 million, up 20% year-over-year
•Home & Life revenue was $110 million, up 24% year-over-year
•Bookings imply a healthy demand environment, while distributor inventory declined further to a multi-year low and end customer inventory was near record lows during the quarter
•Medical revenue reached a new quarterly record, increasing 48% sequentially and more than 300% year-over-year
•GAAP diluted earnings per share was $0.26, compared with a loss of $0.30 in the year-ago quarter
•Non-GAAP diluted earnings per share was $1.05, up 228% over the comparable period last year
Results on a GAAP basis:
•GAAP gross margin was 60.8%
•GAAP operating expenses were $145 million
•GAAP operating income was $8 million
•GAAP diluted earnings per share was $0.26
Results on a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, merger-related costs, and certain other items as set forth in the below GAAP to Non-GAAP reconciliation tables were as follows:
•Non-GAAP gross margin was 61.0%
•Non-GAAP operating expenses were $113 million
•Non-GAAP operating income was $40 million
•Non-GAAP diluted earnings per share was $1.05
Due to the announced pending acquisition of Silicon Labs by Texas Instruments, Silicon Labs has suspended providing forward-looking guidance.
About Silicon Labs
Silicon Labs (NASDAQ: SLAB) is the leading innovator in low-power wireless connectivity, building embedded technology that connects devices and improves lives. Merging cutting-edge technology into the world's most highly integrated SoCs, Silicon Labs provides device makers the solutions, support, and ecosystems needed to create advanced edge connectivity applications. Headquartered in Austin, Texas, Silicon Labs has operations in over 16 countries and is the trusted partner for innovative solutions in the smart home, industrial IoT, and smart cities markets. Learn more at silabs.com.
Forward-Looking Statements
This press release contains forward-looking statements regarding Silicon Labs’ current expectations, which are based on its current views and assumptions. The words “believe”, “estimate”, “expect”, “intend”, “anticipate”, “plan”, “project”, “will”, and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements, although the absence of such words does not necessarily mean a statement is not forward looking. These forward-looking statements include, but are not necessarily limited to, Silicon Labs’ expectations regarding its near- and long-term strength and continued revenue growth and earnings expansion and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations that are expressed or implied herein. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: our ability to complete the merger with Texas Instruments within the time frame expected, or at all, as well as potential disruptions in our business and restrictions on our activities during the pendency of the merger; fluctuating changes in global trade policies, including the imposition of tariffs, duties, trade sanctions, or other barriers to international commerce; the impact of the current global memory chip shortage; the competitive and cyclical nature of the semiconductor industry; the challenging macroeconomic environment, including disruptions in the financial services industry; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics or pandemics, war and political unrest; risks that demand and the supply chain may be adversely affected by military conflict (including in the Middle East, and between Russia and Ukraine), terrorism, sanctions or other geopolitical events globally (including in the Middle East, and conflict between Taiwan and China); risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; risks associated with international activities (including trade barriers, particularly with respect to China); intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing and/or obtaining sufficient supply from Silicon Labs’ distributors, manufacturers and subcontractors; dependence on a limited number of products; absence of long-term commitments from customers; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with its accounts receivable; dependence on key personnel; stock price volatility; the impact of public health crises on the U.S. and global economy; debt-related risks; capital-raising risks; the timing and scope of share repurchases and/or dividends; average selling prices of products may decrease significantly and rapidly; information technology risks; cyber-attacks against Silicon Labs’ products and its networks; risks associated with any material weakness in our internal controls over financial reporting; risks relating to compliance with laws and regulations; and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.
Note to editors: Silicon Laboratories, Silicon Labs, the “S” symbol, and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.
For more information: Silicon Labs Investor Relations, investor.relations@silabs.com

Silicon Laboratories Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 3, 2026	October 4, 2025	October 3, 2026	October 4, 2025
Revenues	$250,892	$205,999	$692,581	$576,558
Cost of revenues	98,314	86,980	272,331	251,653
Gross profit	152,578	119,019	420,250	324,905
Operating expenses:
Research and development	93,174	87,685	276,784	263,725
Selling, general and administrative	51,453	43,676	163,263	128,469
Operating expenses	144,627	131,361	440,047	392,194
Operating income (loss)	7,951	(12,342)	(19,797)	(67,289)
Other income (expense):
Interest income and other, net	3,185	3,046	9,300	10,672
Interest expense	(226)	(226)	(709)	(761)
Income (loss) before income taxes	10,910	(9,522)	(11,206)	(57,378)
Provision for income taxes	2,059	414	6,432	4,845
Net income (loss)	$8,851	$(9,936)	$(17,638)	$(62,223)

Earnings (loss) per share:
Basic	$0.27	$(0.30)	$(0.53)	$(1.91)
Diluted	$0.26	$(0.30)	$(0.53)	$(1.91)

Weighted-average common shares outstanding:
Basic	33,376	32,835	33,182	32,656
Diluted	33,752	32,835	33,182	32,656

Non-GAAP Financial Measurements
In addition to the GAAP results provided throughout this document, Silicon Labs has provided non-GAAP financial measurements on a basis excluding non-cash and other charges and benefits. Details of these excluded items are presented in the tables below, which reconcile the GAAP results to non-GAAP financial measurements.
The non-GAAP financial measurements do not replace the presentation of Silicon Labs’ GAAP financial results. These measurements provide supplemental information to assist management and investors in analyzing Silicon Labs’ financial position and results of operations. Silicon Labs has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.
Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)

	Three Months Ended October 3, 2026
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Merger-Related Costs	Non-GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$250,892

Gross profit	152,578	60.8%	$459	$—	$—	$153,037	61.0%

Research and development	93,174	37.1%	11,996	2,295	3,623	75,260	30.0%

Selling, general and administrative	51,453	20.5%	10,594	—	3,281	37,578	15.0%

Operating expenses	144,627	57.6%	22,590	2,295	6,904	112,838	45.0%

Operating income	7,951	3.2%	23,049	2,295	6,904	40,199	16.0%

	Three Months Ended October 3, 2026
Non-GAAP Earnings Per Share	GAAP Measure	Stock Compensation Expense*	Intangible Asset Amortization*	Merger-Related Costs*	Income Tax Adjustments**	Non- GAAP Measure
Net income (loss)	$8,851	$23,049	$2,295	$6,904	$(5,710)	$35,389

Diluted shares outstanding	33,752					33,752

Diluted earnings per share	$0.26					$1.05
*Represents pre-tax amounts
**    Represents the application of an 18% non-GAAP tax rate

Silicon Laboratories Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)

	October 3, 2026	January 3, 2026
Assets
Current assets:
Cash and cash equivalents	$423,013	$364,222
Short-term investments	16,828	79,400
Accounts receivable, net	79,966	64,513
Inventories	133,391	95,566
Prepaid expenses and other current assets	71,421	70,316
Total current assets	724,619	674,017
Property and equipment, net	131,687	128,643
Goodwill	376,389	376,389
Other intangible assets, net	16,246	23,130
Other assets, net	87,213	67,138
Total assets	$1,336,154	$1,269,317
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$68,860	$50,717
Deferred revenue and returns liability	9,804	5,359
Other current liabilities	78,841	87,711
Total current liabilities	157,505	143,787
Other non-current liabilities	53,267	31,112
Total liabilities	210,772	174,899
Commitments and contingencies
Stockholders’ equity:
Preferred stock – $0.0001 par value; 10,000 shares authorized; no shares issued	—	—
Common stock – $0.0001 par value; 250,000 shares authorized; 33,384 and 32,955 shares issued and outstanding at October 3, 2026 and January 3, 2026, respectively	3	3
Additional paid-in capital	206,203	157,402
Retained earnings	919,176	936,814
Accumulated other comprehensive income	—	199
Total stockholders’ equity	1,125,382	1,094,418
Total liabilities and stockholders’ equity	$1,336,154	$1,269,317

Silicon Laboratories Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	October 3, 2026	October 4, 2025
Operating Activities
Net loss	$(17,638)	$(62,223)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	18,154	18,769
Amortization of other intangible assets	6,884	11,074
Stock-based compensation expense	69,754	59,645
Deferred income taxes	2,164	2,026
Changes in operating assets and liabilities:
Accounts receivable	(15,453)	(12,829)
Inventories	(37,828)	23,316
Prepaid expenses and other assets	(35,213)	9,080
Accounts payable	18,373	11,141
Other current liabilities and income taxes	3,271	29,901
Deferred revenue and returns liability	4,445	5,374
Other non-current liabilities	20,285	(7,916)
Net cash provided by operating activities	37,198	87,358

Investing Activities
Purchases of marketable securities	—	(34,790)
Sales of marketable securities	—	15,332
Maturities of marketable securities	62,309	22,598
Purchases of property and equipment	(28,472)	(19,942)
Proceeds from capital-related government incentives	8,705	—
Purchase of other investment	—	(4,000)
Net cash provided by (used in) investing activities	42,542	(20,802)

Financing Activities
Payment of taxes withheld for vested stock awards	(28,710)	(14,907)
Proceeds from the issuance of common stock	7,761	8,147
Net cash used in financing activities	(20,949)	(6,760)

Increase in cash and cash equivalents	58,791	59,796
Cash and cash equivalents at beginning of period	364,222	281,607
Cash and cash equivalents at end of period	$423,013	$341,403